Exhibit 10.27

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. SUCH EXCLUSIONS HAVE BEEN MARKED WITH A [****].

FIRST AMENDMENT

This First Amendment (this “Amendment”) is made and entered into effective July 1, 2019 (the “Amendment Effective Date”), by and between Victoria’s Secret Stores, LLC (“Victoria’s Secret”), Lone Mountain Factoring, LLC (“Lone Mountain”), L Brands Direct Marketing, Inc. and L Brands Direct Fulfillment, Inc. (collectively referred to as “Direct”), Far West Factoring, LLC (“Far West”), Puerto Rico Store Operations, LLC (“Puerto Rico”), (Victoria’s Secret, Lone Mountain, Direct, Far West and Puerto Rico collectively hereinafter referred to as “VS”) and Comenity Bank (“Bank”).

WHEREAS, VS and Bank entered into that certain Private Label Credit Card Program Agreement dated June 29, 2018 (the “Agreement”); and

WHEREAS, VS and Bank desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which has been agreed upon by the parties, VS and the Bank agree to supplement, modify and amend the Agreement as set forth below.

1.    Amendment.

1.1    The first sentence of Section 2.1 (d) (i) shall be amended and replaced as follows:

Provided that VS has completed an upgrade of its POS systems to accept contact EMV-enabled Credit Cards with an embedded microchip (a “Chip Card”), Bank shall convert the Credit Cards to Chip Cards on or before [****], or such other date as the parties mutually agree (the “2019/2020 Chip Card Reissue”).

1.2    The first sentence of Section 2.4 (d) is hereby amended and replaced by the following:

VS shall pay [****] Plan documentation including, without limitation, promotional material (i.e. collateral), creative and production costs for catalogue pre-approved solicitations and creative for email pre-approved solicitations, special offers, reissued Credit Card plastics (other than the full file Cardholder reissue scheduled for 2019, and the Credit Card plastics being reissued in the ordinary course due to pending expiration dates), including but not limited to embossing and encoding, card carriers, envelopes, Credit Card Agreements and postage related to any other Plan-wide Credit Card reissuances or other reissuances not in the ordinary course requested by VS (by way of example, the “limited edition” reissue completed in 2017 was a reissuance not in the ordinary course).

1.3    Sections 9.7(a), 9.7(c) and 9.7(d) are amended and replaced as follows:

(a)  Bank shall perform and fund a Cardholder Satisfaction Survey, a portion of which shall include an Agent Attribute Assessment, at least quarterly, the results of which shall be delivered to VS within [****] days after the end of the quarter.  If the overall Cardholder Satisfaction Survey indicates a “Satisfaction Rating” (as defined below) that is less than [****], then the parties will review the results of the Agent Attribute Assessment. If the Agent Attribute

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First Amendment to PLCCPA

Assessment has an Aggregate Attribute Score of less than [****], then, within [****] days after VS’s request, the Program Strategy Committee will discuss the potential cause for the decrease in the Satisfaction Rating and Aggregate Attribute Score, including the incoming call mix.  In addition, the Program Strategy Committee may discuss an action plan that can be executed within [****] days and at VS’s request, the frequency of the Cardholder Satisfaction Surveys shall increase to monthly until such time as the Satisfaction Rating increases to [****] or the Aggregate Attribute Score increases to [****].

(c)  The “Satisfaction Rating” for the Cardholder Satisfaction Survey shall be measured by Bank using scores achieved from the overall Cardholder satisfaction category and aggregating the scores from the top [****] highest available ratings on the ratings response scale.  The ratings response scale shall contain [****] possible response selections.  The “Aggregate Attribute Score” for the Agent Attribute Assessment shall be measured by Bank using scores achieved from the agent attribute category and aggregating the scores from the top [****] highest available ratings on the ratings response scale of the Cardholder Satisfaction Survey.

(d)  In the event that Bank’s survey methodology changes, or other business impacts occur that affect the survey criteria for the Cardholder Satisfaction Survey, the parties will work together in good faith through the Business Review Committee to mutually agree upon new survey metrics and corresponding Satisfaction Ratings as set forth in paragraphs (a) through (c) above that more appropriately reflect the current incoming call mix. Notwithstanding the foregoing, paragraphs (a) through (c) shall apply until such time as the parties agree to new survey criteria.

1.4      Schedule 1.1 Program Economics, [****]

2.         Miscellaneous.

2.1      Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect. Wherever possible, the terms of this Amendment shall be read in such a manner so as to avoid conflict with the Agreement but, in the event of an unavoidable conflict, the terms of this Amendment shall control over the terms and conditions of the Agreement.

2.2      Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings given them in the Agreement.

2.3       The governing law provisions of this Amendment shall be the same as those of the Agreement.

2.4       This Amendment may be executed in counterparts, both of which shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as witnessed by the signatures of their duly authorized representatives.

Comenity Bank

By:	/s/ John Marion

Title:	John Marion

Date:	President

Victoria’s Secret Stores, LLC		L Brands Direct Marketing, Inc.

By:	/s/ Timothy J. Faber	By:	/s/ Timothy J. Faber
	Timothy J. Faber		Timothy J. Faber
Title:	SVP, Treasurer	Title:	SVP, Treasurer

Date:	7/22/19	Date:	7/22/19

Puerto Rico Store Operations, LLC		Far West Factoring, LLC

By:	/s/ Timothy J. Faber	By:	/s/ Timothy J. Faber
	Timothy J. Faber	Timothy J. Faber
Title:	SVP, Treasurer	Title:	SVP, Treasurer

Date:	7/22/19	Date:	7/22/19

L Brands Direct Fulfillment, Inc.		Lone Mountain Factoring, LLC

By:	/s/ Timothy J. Faber	By:	/s/ Timothy J. Faber
	Timothy J. Faber		Timothy J. Faber
Title:	SVP, Treasurer	Title:	SVP, Treasurer

Date:	7/22/19	Date:	7/22/19

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